SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-A/A

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FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

GRAFTECH INTERNATIONAL LTD.
(Exact Name of Registrant as Specified in its Charter)

Delaware	06-1385548
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

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1521 Concord Pike
Brandywine West, Suite 301	19803
Wilmington, DE	(Zip code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (302) 778-8227

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If this form relates to the registration of a class	If this form relates to the registration of a
of securities pursuant to Section 12(b) of the	class of securities pursuant to Section 12(g) of
Exchange Act and is effective pursuant to General	the Exchange Act and is effective pursuant to
Instruction A. (c), please check the following box.	General Instruction A. (d), please check the
|X|	following box. |_|

Securities Act registration statement file number to which this form relates: not applicable

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
To be so Registered	Each Class is to be Registered
Preferred Share Purchase Rights	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

        This Form 8-A/A filed by GrafTech International Ltd. (formerly known as UCAR International Inc. and called herein the “Registrant”) amends the Form 8-A filed by the Registrant on September 10, 1998, and as amended on September 17, 2003, with respect to the registration of the Registrant’s Preferred Share Purchase Rights, to update the description of the securities provided therein.

Item 1.    Description of Registrant’s Securities to be Registered.

        Preferred Share Purchase Rights. The Registrant hereby incorporates by reference the information relating to the Preferred Share Purchase Rights registered hereunder set forth under the heading “Description of Capital Stock” contained in the Registration Statement on Form S-3 under the Securities Act of 1933, as amended, filed with the Commission on April 20, 2004 (Registration No. 333-114652).

Item 2.    Exhibits.

        The following exhibits are filed as a part of this Registration Statement:

        Exhibit No.               Description

1.1	Amended and Restated Certificate of Incorporation of GrafTech International Ltd. (incorporated by reference to the Registration Statement of the Registrant under the Securities Act of 1933 on Form S-1 (Registration No. 33-94698)).

1.2	Certificate of Designations of Series A Junior Participating Preferred Stock (incorporated by reference to the Annual Report of the Registrant under the Securities Exchange Act of 1934 on Form 10-K for the year ended December 31, 1998 (File No. 1-13888)).

1.3	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of GrafTech International Ltd. filed May 7, 2002 (incorporated by reference to the Quarterly Report of the Registrant under the Securities Exchange Act of 1934 on Form 10-Q for the quarter ended March 31, 2002 (File No. 1-13888)).

1.4	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of GrafTech International Ltd. (incorporated by reference to the Quarterly Report of the Registrant under the Securities Exchange Act of 1934 on Form 10-Q for the quarter ended June 30, 2003 (File No. 1-13888)).

2.1	Amended and Restated By-Laws of GrafTech International Ltd. dated December 13, 2002 (incorporated by reference to the Annual Report of the Registrant under the Securities Exchange Act of 1934 on Form 10-K for the year ended December 31, 2002 (File No. 1-13888)).

4.1	Specimen certificate for the Registrant's shares of Preferred Stock (incorporated by reference to the Amendment of the Report of the Registrant under the Securities Act of 1934 on Form 8-A, filed on September 17, 2003 (File No. 1-3888)).

4.2	Rights Agreement dated as of August 7, 1998 between GrafTech International Ltd. and The Bank of New York, as Rights Agent (incorporated by reference to the Annual Report of the Registrant under the Securities Exchange Act of 1934 on Form 10-K for the year ended December 31, 1998 (File No. 1-13888)).

4.3	Amendment No. 1 to such Rights Agreement dated as of November 1, 2000 (incorporated by reference to the Annual Report of the Registrant under the Securities Exchange Act of 1934 on Form 10-K for the year ended December 31, 2001 (File No. 1-13888)).

4.4	Amendment No. 2 to such Rights Agreement dated as of May 21, 2002 (incorporated by reference to the Quarterly Report of the Registrant under the Securities Exchange Act of 1934 on Form 10-Q for the quarter ended June 30, 2002 (File No. 1-13888)).

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: April 20, 2004	GRAFTECH INTERNATIONAL LTD. By:/s/ Karen G. Narwold —————————————— Karen G. Narwold Vice President, General Counsel, Human Resources & Secretary